UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2004


                                MONACO GROUP INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0 - 50752               98-0404764
           --------                     ---------               ----------
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)          Identification Number)


          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (416) 213-0028
                                 --------------
                         (Registrant's telephone number)





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE
--------------------------------------------------

On July 2, 2004, Suzanne Lilly resigned as a director of Monaco Group Inc., a Delaware corporation (the "Company"). Ms. Lilly will remain the Chief Financial Officer and Treasurer of the Company.

On that same date, the Board of Directors of the Company ("Board"), acting by unanimous written consent, (i) accepted Ms. Lilly's resignation from the Board,
(ii) increased the size of the Board to four (4) persons, and (iii) appointed Joel Sebastian and William C. Fatica to the Board.

Mr. Sebastian is the Vice President of Special Projects at Bozzuto's Inc., a wholesale distributor of food and household products to retailers in New England, New York, New Jersey, Pennsylvania, and Maryland, based in Cheshire, Connecticut. Mr. Sebastian's career began in 1958 at Stop and Shop where he worked his way up from clerk to store manager while attending Quinnipiac College where he earned his degree in Business Management. He went on to work for Pegnataro's (a six store independent grocer) as the Director of Grocery Merchandising. He later spent 14 years with Sweet Life Foods in a variety of positions including Director of Purchasing and 8 years at Bozzuto's as Vice President of Merchandising and Advertising before accepting the position of Vice President of Marketing for the Sweet Life Division of Supervalu (NYSE: SVU) in January of 1995. Later that year, Supervalu regionalized their 27 divisions into 7 regions and Mr. Sebastian was promoted to Vice President of Category
Management for the New England Region. When Supervalu traded the New England Region to C&S Wholesalers in Bratelboro, Vermont in 2003, Joel returned to Bozzuto's as Vice President of Special Projects.

As an active member of industry trade associations, Mr. Sebastian served as Chairman of Food Distributors International (formerly NAWGA) Buyer Merchandiser Committee, was a Director on Independent Grocer Association Executive Committee, served on the Independent Grocer Association ("IGA") Red Oval Advisory Board, a member of Ralston Purina's Advisory Board, a member of the Connecticut Food Association, served on Mass Foods Legislative Committee and Convention
Committees, a past Chairman and Director Emeritus of North East Food Distributors Association and currently serves as Chairman of Food Marketing Institute's Vendor Distributor Exchange ("VENDEX") and Annual Business Conference (ABC) Convention Committees and is on the Board of Directors for Mass Foods. He also served on the committee that developed Nestle Foods current funding program.

Mr. Sebastian is a past Co-Chairman of IGA's MAP conferences and has served as a guest speaker for the American Marketing Association, Nestle Foods National Convention, Grocery Manufacturers of America, Northeast Wholesale Food Distributors Association, the Frozen Food Association of New England, the Connecticut/Western Mass Knights of the Grip, Grocery Manufacturer
Representatives of New England, Food Marketing Institute and several universities and colleges.

In addition to his degree at Quinnipiac College, Mr. Sebastian continued his education with the Levinson Institute, Zenger Miller and a variety of training seminars.

Mr. Fatica is a partner of Corporate Brand Specialists, headquartered in Pittsburgh, Pennsylvania, a company he co-founded in 2001 after he retired from H.J. Heinz Co. in 2001. His clients include, Del Monte, H. J. Heinz Co., Knauss Snack Food Company, and Creekside Springs.

In 1971, Mr. Fatica began his career with the H.J. Heinz Co. as a Sales Representative in Northeastern Ohio and progressed through a number of field management positions. In 1983, he moved to Heinz U.S.A.'s Headquarters in Pittsburgh. He formed the National Accounts department, and then went on to manage a number of internal sales and staff positions. Most recently he was the General Manager of the Heinz Corporate Brand Business Unit. He retired from the
H. J. Heinz Co. in May 2001.

Mr. Fatica is past Vice President of the Northeastern GMR, served on the VENDEX Planning Committee, and participated in the annual Private Label Manufacturers Association Industry Roundtable. Mr. Fatica graduated from Ohio University in Athens, Ohio. Following graduation, he served 3 years in the U. S. Army attaining the rank of First Lieutenant.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       Monaco Group Inc.
                                                       -----------------
                                                       (Registrant)



                                                       /s/ Peter Nelipa
                                                       -------------------------
                                                       Peter Nelipa
                                                       Chief Executive Officer
                                                       (Duly Authorized Officer)

                                                       Date: July 6, 2004